FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Fund	Fidelity Limited Term Municipal Income Fund
Trade Date	7/23/2015
Settle Date	7/30/2015
Security Name	NEW YORK ST DO(NY ST SALES TAX) 5% 3/15/17
CUSIP	64990ADH5
Price	107.154
Transaction Value	$ 96,438,600.00
Class Size	$ 1,444,480,000.00
% of Offering	6.230%
Underwriter Purchased From	Morgan Stanley
Underwriting Members: (1)	Morgan Stanley
Underwriting Members: (2)	RBC Capital Markets
Underwriting Members: (3)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (4)	Barclays
Underwriting Members: (5)	BofA Merrill Lynch
Underwriting Members: (6)	Citigroup
Underwriting Members: (7)	Fidelity Capital Markets
Underwriting Members: (8)	Goldman, Sachs & Co.
Underwriting Members: (9)	J.P. Morgan
Underwriting Members: (10)	Jefferies
Underwriting Members: (11)	Loop Capital Markets LLC
Underwriting Members: (12)	Ramirez & Co., Inc.
Underwriting Members: (13)	Raymond James
Underwriting Members: (14)	Rice Financial Products Company
Underwriting Members: (15)	Roosevelt & Cross, Incorporated
Underwriting Members: (16)	Wells Fargo Securities